Exhibit 10.8

[English Translation]

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is made on June 12, 2017 by and among:

Party A:	Shanghai Fuxi Enterprise Management Consulting Co., Ltd., a wholly foreign-owned enterprise duly established and existing under the laws of the PRC (the uniform social credit code: 913100003216954485) having its registered address at Room 213, No. 865, 867, 869 and 877, Qiujiang Road, Jing’an District, Shanghai (the “Pledgee”);

Party B:	Shanghai Four Seasons Education and Training Co., Ltd., a limited liability company duly established and existing under the laws of the PRC (the uniform social credit code: 91310106088554568M) having its registered address at Room 215-234, Room C, No. 865, 867, 869, 877, Qiujiang Road, Zhabei District, Shanghai;

Party C:	Peiqing Tian, an individual (the ID Card No.: 310110196202283271) having his residential address at Room 402, No. 17, Tian Lin Shi Yi Cun, Xuhui District, Shanghai (“Pledgor”)

(The aforesaid shall be individually referred to as a “Party” or collectively referred to as the “Parties”.)

Whereas:

1.	The Pledgor (Party C) has the ownership of 100% equity interests of Party B. Party B acknowledges and confirms the Pledgor’ and the Pledgee’s respective rights and obligations under this Agreement, and agrees to provide any necessary assistance in respect of the equity pledge (including the registration of the pledge) under this Agreement.

2.	In accordance with the VIE Agreements, Party B shall pay management and consulting service fee, technological service fee and other fees to the Pledgee and perform relevant obligations in accordance with relevant agreements.

3.	As a security for the performance by Party B of the Contractual Obligations (as defined below) and the discharge of the Secured Debts (as defined below), the Pledgor are willing to create a pledge over all equity interests held by them in Party B in favor of the Pledgee and grant the Pledgee the first ranking pledge, and the Pledgee agrees on such equity pledge arrangement.

Therefore, the Parties, through friendly negotiation, hereby agree as follows:

1	Definitions and Interpretations

“Proposed Listing Company” shall mean Four Seasons Education (Cayman) INC., a limited company incorporated under the laws of the Cayman Islands on June 9, 2014.

“Party B’s affiliated subsidiaries” shall mean various training institutions established or controlled, or to be established or controlled by Party B as the date of or after the execution of this agreement.

“VIE Agreements” shall mean the Exclusive Service Agreement, the Exclusive Call Option Agreement, the Shareholder Voting Rights Proxy Agreement and the Equity Pledge Agreement entered into by and among some or all of the Parties hereto on the same day this agreement is entered, including any supplementary agreements or amendments to such agreements, and any other agreements, contracts or legal documents executed or issued by one or more Parties and/or Party B’s affiliated subsidiaries from time to time to ensure the performance of the aforesaid agreements and signed or accepted by Party A in writing.

“Exclusive Service Agreement” shall mean the Exclusive Service Agreement entered into by and among the Parties hereto on June 12, 2017, pursuant to which Party A shall provide relevant exclusive technological service, management consulting and other services to Party B.

“Exclusive Call Option Agreement” shall mean the Exclusive Call Option Agreement entered into by and among the Parties hereto on June 12, 2017. To the extent that the PRC laws permit and subject to relevant conditions, if Party A, at its own discretion, proposes a purchase request, Party C shall, at the request of Party A, transfer all or part of equity interests held by it in Party B to Party A and/or any other entity or individual as designated by Party A.

“Contractual Obligations” shall mean the obligations of Party B under the VIE Agreements (other than those under relevant agreements which have been rescinded or the obligations which have been exempted by the counterparty).

“Default Event” shall mean any of the following: Party B violate any of their Contractual Obligations under the VIE Agreements; any of representations or warranties or other information provided by Party B to the Pledgee under the VIE Agreements is or is proven to be wrong or misleading in any material respect; or any provision of the VIE Agreements becomes invalid or is unable to be performed due to a change in the PRC law or regulation or the promulgation of a new PRC law or regulation or for any other reason, and the Parties fail to find an alternative arrangement.

“Secured Debts” shall mean all direct, indirect or derivative losses and foreseeable benefit losses incurred by the Pledgee due to any Default Event occurring on the part of Party B (if the VIE Agreements have other requirements, such requirements shall prevail), and all fees arising out of the act of the Pledgee to force Party B to perform their Contractual Obligations. The amount of such losses shall be determined by the Pledgee at its sole and absolute discretion to the extent that the PRC law permits, and the Pledgor shall be fully bound by it.

“Pledged Equity” shall mean Party B’s equity and interests legally owned by the Pledgor when this Agreement comes into force and pledged to the Pledgee as a security for the performance by Party B of the Contractual Obligations in accordance with this Agreement, including but not limited to the equity rights, interests, revenues, right of claim owned by the Pledgor now and in future in respect of all equity interests held by them in Party B, and the amount and compensation that is receivable now or in future in respect of Party B’s equity interests, and the profits, dividends and other amounts allocated by Party B to the Pledgor from time to time, and the increased capital contribution made in accordance with Clause 2.6 of this Agreement and relevant dividends.

2	Equity Pledge

2.1	As the collateral for the timely and full payment of the Secured Debts and the performance of the Contractual Obligations, the Pledgor hereby create a first ranking pledge over the Pledged Equity in favor of the Pledgee in accordance with this Agreement. Party B agrees that the Pledgor may create pledge over the equity interests in favor of the Pledgee in accordance with this Agreement.

2.2	The Parties understand and agree that the monetary valuation arising from or in connection with the Secured Debts changes and fluctuates until the Settlement Date (as defined in Clause 2.4). Given the change in the monetary valuation of the Secured Debts and that of the equity interests, the Pledgor and the Pledgee may adjust and determine, from time to time prior to the Settlement Date, the maximum Secured Debts secured by the Pledged Equity in aggregate by amending and supplementing this Agreement.

2.3	In case of any of the following events (each, a “Settlement Event”), the value of the Secured Debts shall be determined in accordance with the total amount of the due and outstanding Secured Debts payable to the Pledgee on the date immediately prior to the occurrence of the Settlement Event or the date on which the Settlement Event occurs (the “Determined Debts”):

(1)	the VIE Agreements expire or are terminated in accordance with relevant provisions thereunder;

(2)	a Default Event occurs and remains unresolved, causing the Pledgee to deliver a default notice to the Pledgor in accordance with Clause 6 of this Agreement;

(3)	the Pledgee, through proper investigation, reasonably considers that the Pledgor and/or Party B have lost the solvency or may be in a condition of insolvency; or

(4)	any other event under which the Secured Debts are required to be determined in accordance with the PRC laws and regulations.

2.4	For the avoidance of doubt, the date on which a Settlement Event occurs shall be a settlement date (the “Settlement Date”). The Pledgee has the right to realize the pledge at its discretion in accordance with the Clause 6 of this Agreement on or after the Settlement Date.

2.5	During the Term of Pledge (as defined in Clause 3), the Pledgee has the right to receive any distributions, dividends or other distributable interests arising from the equity interests. The Pledgor shall deposit (or cause Party B to deposit) such fructus into an account as designated by the Pledgee in writing after the receipt of the Pledgee’s written request, or use the aforesaid to prepay the Secured Debts. The above fructus deposited in the account as designated by the Pledgee in writing shall not be withdrawn without the Pledgee’s written consent.

2.6	With the Pledgee’s prior written consent, the Pledgor may increase their capital contribution to Party B. The increased capital contribution made by the Pledgor in Party B shall also constitute the Pledged Equity and relevant equity pledge registration shall be completed as soon as possible.

2.7	Within the term of this Agreement, Pledgee shall not be liable for any decrease in the value of the equity interests, unless it is due to the Pledgee’s willful misconduct or gross negligence, and the Pledgor shall not exercise the right of recourse in any form or propose any claim against the Pledgee.

2.8	Without prejudice to the provisions in Clause 2.7 of this Agreement, if there is any possibility that the value of the equity interests may decrease significantly, as a result of which the rights of the Pledgee may be impaired, the Pledgor agree that the Pledgee may act on behalf of the Pledgor to auction or sell the equity interests at any time and reach an agreement with the Pledgor to use the amount received from the such auction or sale to prepay the Secured Debts or lodge such amount with the notary office at the place where the Pledgee is located (any fee arising therefrom shall be paid from the amount received from the auction or sale). In addition, the Pledgor shall provide other properties to the satisfaction of the Pledgee as a security. In case of an event that is possible to make the value of the equity interests decrease significantly and is sufficient to impair the rights of the Pledgees, the Pledgor must notify the Pledgee in a timely manner and, at the reasonable request of the Pledgee, take necessary actions to solve such event or mitigate its adverse effect. Otherwise, the Pledgor shall assume relevant compensation liabilities to the Pledgee in respect of the direct or indirect losses arising therefrom.

2.9	The pledge created over the equity interests under this Agreement is an on-going assurance and it shall remain valid until the Contractual Obligations have been fully performed and the Secured Debts have been fully discharged. Any waive or grace period given by the Pledgee in respect of any default of the Pledgor or any delay by the Pledgee to perform any of its rights under the VIE Agreement and this Agreement shall not affect the rights of the Pledgee to require the Pledgor and Party B to strictly perform the VIE Agreements and this Agreement at any time in future under this Agreement and relevant PRC laws and the VIE Agreements, or the rights available to the Pledgee when the Pledgor, Party B violate the VIE Agreements and/or this Agreement in future.

3	Term of Pledge

3.1	The pledge shall come into force at the date on which it is registered with the administrative organs for industry and commerce at the place where Party B is located (the “Registration Authority”). The valid term of such pledge (the “Term of Pledge”) shall be from the said effective date until (a) the last Secured Debt or Contractual Obligation secured by such pledge is fully discharged and performed, (b) all of the VIE Agreements become invalid or are terminated, or (c) the Pledgee, to the extent that the PRC laws permit, decides to purchase all of the equity interests held by the Pledgor in Party B in accordance with the Exclusive Call Option Agreement.

3.2	During the Term of Pledge, if Party B fail to perform the Contractual Obligations or discharge the Secured Debts (including failure to pay the service fee in accordance with the Exclusive Service Agreement or failure to perform any of the VIE Agreements in other aspect), the Pledgee shall have the right without obligation to dispose of the pledge in accordance with this Agreement.

4	Pledge Registration and Custody of Equity Record Subject to the Pledge

4.1	The Pledgor and Party B agree and undertake that, upon the execution of this Agreement, Party B shall, and the Pledgor shall cause Party B to, immediately record the equity pledge arrangement hereunder on the register of shareholders of Party B on the date on which this Agreement is executed, and apply to the Registration Authority for registering the creation (or change) of the equity pledge in accordance with the Measures for the Registration of Equity Pledge with the Administrative Organs for Industry and Commerce no later than the twentieth (20) days after the execution date of this Agreement. The Pledgor and Party B further agree and undertake that, within thirty (30) days from the formal acceptance by the Registration Authority of the equity pledge registration application, all equity pledge registration formalities shall be completed, the registration notification letter issued by the Registration Authority shall be obtained, and the Registration Authority shall fully and accurately record the equity pledge matters on the equity pledge registration book.

4.2	Within the Term of Pledge set forth in this Agreement, the Pledgor shall deliver the originals of the capital contribution certificates and the register of shareholders recording the pledge (and other documents as reasonably required by the Pledgee, including but not limited to the pledge registration notification letter issued by the administrative organs for industry and commerce) to the Pledgee for custody, within one week from the date on which the pledge registration has been completed in accordance with Clause 4.1 above. The Pledgee shall keep such documents through the entire Term of Pledge set forth in this Agreement.

5	Release of Pledge

5.1	Upon the expiration of the Term of Pledge, the Pledgee shall, at the request of the Pledgor, release such pledge and assist the Pledgor in deregistering the equity pledge recorded in the register of shareholders of Party B and the equity pledge registered with the Registration Authority for industry and commerce. Any reasonable fee arising from the release of the pledge shall be assumed by the Pledgor.

6	Disposal of the Pledged Equity

6.1	The Pledgor, Party B and the Pledgee agree that if any Default Event occurs, the Pledgee shall, after giving a written notice to the Pledgor, have the right to exercise all remedies available to it in accordance with the PRC laws and regulations and the VIE Agreements, and have the right to dispose of the Pledged Equity in one or more following ways:

(1)	to the extent that the PRC laws permit, the Pledgor, at the request of the Pledgee, transfers all or part of the Pledged Equity held by it in Party B to the Pledgee and/or any other entity or individual as designated by the Pledgee at the minimum price as permitted by the PRC law; meanwhile, the Pledgor irrevocably undertake that if the consideration paid by the Pledgee or its designated purchaser to purchase all or part of the equity interests held by the Pledgor in Party B exceeds RMB0 (in word: Renminbi zero), the Pledgor shall fully compensate the Pledgee or its designated person against any balance part;

(2)	without prejudice to the VIE Agreements, the Pledged Equity can be sold by auction or by conversion into money, and the Pledgee has the priority to be paid from the sale price;

(3)	subject to laws and regulations, the Pledged Equity can be disposed of in other ways as agreed by the Pledgor and the Pledgee.

6.2	The Pledgee has the right to appoint its legal counsel or other proxy in writing to exercise any and all of its rights mentioned above, and the Pledgor or Party B shall not propose any objection.

6.3	The Pledgee has the right to deduct the reasonable fees on time in connection with its exercise of any or all rights mentioned above from the amount received from its exercise of the rights.

6.4	The amount received by the Pledgee from the exercise of its rights shall be used to pay following items in the order set forth below:

First: all the fees in connection with the disposal of the Pledged Equity and the exercise by the Pledgee of its rights (including the compensation paid to its legal counsel and proxy);

Second: the taxes payable in connection with the disposal of the Pledged Equity; and

Third: the Secured Debts owed to the Pledgee.

If there is any remaining amount after the deduction of above items, the Pledgee shall return such remaining amount to the Pledgor.

6.5	The Pledgee has the right to exercise any of its remedies at the same time or in a sequential order, and the Pledgee’s exercise of its right to auction or sell the Pledged Equity under this Agreement is not subject to the prior exercise of any other remedy.

7	Fee and Expense

7.1	All actual expenses in connection with the creation of the equity pledge under this Agreement, including but not limited to any stamp duty, any tax, charge and legal fee, shall be assumed by the Pledgor.

8	Representations and Warranties of the Pledgor

The Pledgor represent and warrant to the Pledgee that:

8.1	The Pledgor have full capacity for civil conduct and may execute this Agreement pursuant to law and assume legal obligations in accordance with this Agreement.

8.2	Party B is a limited liability company duly established and validly existing in accordance with the PRC law and has formally registered with competent administrative organ for industry and commerce. The registered capital of Party B is RMB20 million.

8.3	All reports, documents and information provided by the Pledgor to the Pledgee before this Agreement comes into force in connection with the Pledgor and all matters as required for this Agreement are true, accurate and complete in material respects when this Agreement comes into force.

8.4	All reports, documents and information provided by the Pledgor to the Pledgee after this Agreement comes into force in connection with the Pledgor and all matters as required for this Agreement are true, accurate and complete in material respects when they are provided.

8.5	At the time when this Agreement comes into force, the Pledgor are the sole legal owners of the Pledged Equity and have the right to dispose of the Pledged Equity, and there is no dispute on the ownership of the Pledged Equity.

8.6	Other than the restrictions of rights created under the VIE Agreement, no other security interests or encumbrances have been created over the Pledged Equity. No mortgage, pledge, security, lien, priority right, option or trust (other than the encumbrances under the VIE Agreements), restriction of rights in any other form, trust or restrictive condition, due but pending legal proceedings or formalities, currently exist or will exist in respect of the Pledged Equity, and the Pledged Equity has not been seized, frozen, detained or held in escrow by any third party.

8.7	The execution and performance by the Pledgor of this Agreement and the holding by the Pledgor of Party B’s equity interests will not violate (i) any applicable law, regulation and judicial order; (ii) any judgement made by a court or any award made by an arbitration agency, or any decision, approval or license made by an administrative authority; (iii) any agreement or document which is binding upon the Pledgor or their assets or any agreement or document which creates mortgage over their assets, nor result in any suspension, revocation or confiscation of, or inability to renew upon the expiration, any governmental authorities’ approval or license which is applicable to them.

8.8	The Pledged Equity can be pledged and transferred in accordance with law, and the Pledgor have full rights and powers to pledge the Pledged Equity to the Pledgee in accordance with this Agreement and have the right to dispose of all or any part of the Pledged Equity.

8.9	This Agreement, once duly signed by the Pledgor, constitutes the legal, effective and binding obligation of the Pledgor.

8.10	Any consent, license, waiver or authorization required to be obtained from any third person in respect of the execution and performance of this Agreement and the equity pledge under this Agreement has been obtained or completed, and will be fully effective during the term of this Agreement.

8.11	The pledge under this Agreement constitutes the first ranking security interest over the Pledged Equity.

8.12	There is no pending or, to the knowledge of the Pledgor, threatening litigation, legal proceeding or claim in any court or arbitral tribunal against the Pledgor or their assets or the Pledged Equity, and, meanwhile, there is no pending or, to the knowledge of the Pledgor, threatening litigation, legal proceeding or claim in any governmental authority or administrative authority against the Pledgor or their assets or the Pledged Equity, which will have adverse effect on the economic condition of the Pledgor or their abilities to perform the obligations and security liabilities under this Agreement.

8.13	The above representations and warranties made by the Pledgor to the Pledgee will be true, accurate and complete at any time and in any condition prior to the full performance of the Contractual Obligations or full discharge of the Secured Debts, and will be fully complied with.

9	Representations and Warranties of Party B

Party B represents and warrants to the Pledgor that:

9.1	Party B is a limited liability company registered and duly existing in accordance with the PRC law, having independent legal person status. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can act as a party in litigation independently.

9.2	It will record the equity pledge matters under this Agreement with and on Party B and the register of shareholders of Party B.

9.3	All reports, documents and information provided by Party B to the Pledgee before this Agreement comes into force in connection with the Pledged Equity and all matters as required for this Agreement are true, accurate and complete in material respects when this Agreement comes into force.

9.4	All reports, documents and information provided by Party B to the Pledgee after this Agreement comes into force in connection with the Pledged Equity and all matters as required for this Agreement are true, accurate and complete in material respects when they are provided.

9.5	This Agreement, once duly executed by Party B, constitutes the legal, effective and binding obligation of Party B.

9.6	Party B has full corporate internal power and authorization to execute and deliver this Agreement and any other documents to be executed by it in connection with the transaction under this Agreement, and it has full power and authorization to complete the transaction under this Agreement. Any consent, license, waiver or authorization required to be obtained from any third person in respect of the execution and performance of this Agreement and the equity pledge under this Agreement has been obtained or completed, and will be fully effective during the term of this Agreement.

9.7	The execution and performance by Party B of this Agreement will not violate (i) any applicable law, regulation and judicial order; (ii) any judgement made by a court or any award made by an arbitration agency, or any decision, approval or license made by an administrative authority; (iii) any agreement or document which is binding upon Party B or its assets or any agreement or document which creates mortgage over its assets, nor result in any suspension, revocation or confiscation of, or inability to renew upon the expiration, any governmental authorities’ approval or license which is applicable to it.

9.8	There is no pending or, to the knowledge of Party B, threatening litigation, legal proceeding or claim in any court or arbitral tribunal against Party B or its assets, and, meanwhile, there is no pending or, to the knowledge of Party B, threatening litigation, legal proceeding or claim in any governmental authority or administrative authority against Party B or its assets, which will have adverse effect on the economic condition of Party B or the Pledgor’ abilities to perform the obligations and security liabilities under this Agreement.

9.9	The above representations and warranties made by Party B to the Pledgee will be true, accurate and complete at any time and in any condition prior to the full performance of the Contractual Obligations or full discharge of the Secured Debts, and will be fully complied with.

10	Undertakings of the Pledgor

The Pledgor undertake to the Pledgee that:

10.1	Without the prior written consent of the Pledgee, the Pledgor shall not create any new pledge or encumbrance over the Pledged Equities.

10.2	Without the prior written notice to and the prior written consent of the Pledgee, the Pledgor shall not transfer the Pledged Equities, and all of the Pledgor’ actions of proposed transfer of the Pledged Equities are ineffective. Whether the prior written consent of the Pledgee is obtained or not, the proceeds from transfer of the Pledged Equities by the Pledgor shall be first used to prepay the Pledgee for the Secured Debts or lodged with the third party as agreed with the Pledgee to continue to secure the Secured Debts.

10.3	During the effective period of this Agreement, if the Pledgor subscribe for the new registered capital (including the new registered capital converted from the reserved funds or the undistributed profits) of Party B (“New Equities”), such New Equities shall become part of the Pledged Equities hereunder automatically, and the Pledgor shall complete or cause to complete the procedures necessary for creating pledge over such New Equities within ten (10) days upon receipt of the New Equities. If the Pledgor fail to do so, Party A shall have the right to immediately realize its pledge rights pursuant to the provisions of Article 6 hereof.

10.4	When there is any lawsuit, arbitration or other claim which may have adverse effects on the interests or the Pledged Equities of the Pledgor or the Pledgee under the VIE Agreements, the Pledgor assure that they will timely notify the Pledgee in writing as soon as possible, and as reasonably requested by the Pledgee, take all necessary measures to ensure the pledge interests of the Pledgee in the Pledged Equities.

10.5	The Pledgor shall not engage in or permit any action or act that may have adverse effects on the interests or Pledged Equities of the Pledgee under the VIE Agreements. The Pledgor shall waive their rights of first refusal when the Pledged Equities are realized by the Pledgee, and agree to the relevant equity transfer.

10.6	The Pledgor assure that, as reasonably requested by the Pledgee, they will take all measures and execute all documents (including but not limited to the supplements to this Agreement) necessary to ensure the pledge interests of the Pledgee in the Pledged Equities and the exercise and realization of such rights.

10.7	When the exercise of the pledge rights hereunder causes any transfer of the Pledged Equities, the Pledgor assure that they will take all measures to realize such equity transfer.

10.8	This Agreement shall remain valid and irrevocable for the inheritors, successors, agents or property managing agents of the Pledgor, and the Pledgor shall procure their inheritors, successors, agents or property managing agents to undertake to be bound by this Agreement; If the target equities under the Exclusive Call Option Agreement are the common property of the Pledgor and others, such Pledgor shall procure such others to agree to the arrangement hereunder and undertake to be bound by this Agreement.

10.9	If the Pledgor are dead, incapacitated, divorced or subject to other situations which may affect their exercise of holding Party B’s equities (if applicable), (1) all of the rights and obligations of the Pledgor hereunder shall be inherited by their inheritors; (2) unless with the prior written consent of Party A, the effectiveness of this Agreement shall prevail over the wills, divorce agreements and other forms of legal documents entered into by the Pledgor after the execution of this Agreements.

11	Undertakings of Party B

As the target enterprise of the Pledged Equities, Party B undertakes to the Pledgee that:

11.1	Without the prior written consent of the Pledgee, it will not help or permit the Pledgor to create any new pledge or any other security interests on the Pledged Equities.

11.2	Without the prior written consent of the Pledgee, it will not help or permit the Pledgor to transfer the Pledged Equities.

11.3	When there is any lawsuit, arbitration or other claim which may have adverse effects on Party B, the Pledged Equities or the interests of the Pledgee under the VIE Agreements, Party B assures that it will timely notify the Pledgee in writing as soon as possible, and as reasonably requested by the Pledgee, take all necessary measures to ensure the pledge interests of the Pledgee in the Pledged Equities.

11.4	Party B shall not engage in or permit any action or act that may have adverse effects on the interests or Pledged Equities of the Pledgee under the VIE Agreements.

11.5	Party B assures that, as reasonably requested by the Pledgee, it will take all measures and execute all documents (including but not limited to the supplements to this Agreement) necessary to ensure the pledge interests of the Pledgee in the Pledged Equities and the exercise and realization of such rights.

11.6	When the exercise of the pledge rights hereunder causes any transfer of the Pledged Equities, Party B assures that it will take all measures to realize such equity transfer.

12	Change in Circumstances

12.1	Subject to no contradiction with other terms of the VIE Agreements, if any promulgation of or any amendment to any PRC laws, regulations or rules, or any change of the interpretation or application of such laws, regulations and rules, or any change of relevant registration procedures at any time makes the Pledgee believe that the maintenance of the validity of this Agreement and/or the disposal of Pledged Equity in the manner provided by this Agreement becomes illegal or violates such laws, regulations or rules, the Pledgor and Party B shall, as instructed by the Pledgee in writing and as reasonably requested by the Pledgee, immediately take any action and/or execute any agreement or other document in order to:

(1)	maintain the validity of this Agreement;

(2)	dispose of the Pledged Equity in the manner provided by this Agreement; and/or

(3)	maintain the security created or intended to create by this Agreement.

13	Effectiveness and Term of this Agreement

13.1	This Agreement shall take effect as of the date on which the Parties officially signed or sealed on this Agreement.

13.2	The term of this Agreement shall be terminated upon the full performance of contractual obligations or the full repayment of Secured Debts. If the term of business of any Party expires within the term of this Agreement, such Party shall be obliged to promptly apply to the competent authority to extend its term of business, and ensure the receipt of business license with the extended term of business before the expiration of the term of business. The Pledgee may unilaterally terminate this Agreement after giving a thirty (30)-day prior notice. Unless otherwise provided by law, Party B or the Pledgor shall have no right to unilaterally terminate or rescind this Agreement in any event.

14	Confidentiality

14.1	The Parties acknowledge and confirm that any oral or written information exchanged by them in respect of this Agreement shall be Confidential Information. Each of the Parties shall keep all of such information confidential and shall not disclose any relevant information to any third party without the other Parties’ written consents, except for:

(1)	the information that has been known or to be known by the public (not through the disclosure by the receiving Party of such information);

(2)	the information that is required to be disclosed pursuant to applicable laws or rules or regulations of any stock exchange; or

(3)	the information that is required to be disclosed by any Party to its legal counsel or financial advisor in respect of the transaction under this Agreement, which legal counsel or financial advisor shall be bound by the confidentiality obligations similar to the obligations in this Clause.

14.2	Any disclosure of any Confidential Information made by the staff members or agencies hired by any Party shall be deemed as the disclosure of such Confidential Information made by such Party, and such Party shall assume legal liabilities for breach of this Agreement.

14.3	The Parties agree that this Clause shall remain in force, no matter if this Agreement is invalid, altered, discharged, terminated or inoperative.

15	Force Majeure

15.1	If a Party is unable to perform its obligations under this Agreement due to a force majeure event, such obligations under this Agreement shall be exempted to the extent that they are affected by the force majeure. For the purpose of this Agreement, a force majeure event only includes natural disasters, storm, tornado and other acts of nature, strikes, lockout/shutdown or other industrial issues, wars, riots, conspiracy, hostility, terrorist activities or acts of violence by criminal organizations, blockade, severe diseases or epidemic, earthquake or other crustal movements, flood and other natural disasters, bomb explosion or other explosions, fire, accidents or governmental activities which make such Party unable to perform this Agreement.

15.2	In case of a force majeure event, the Party being affected by the force majeure event shall use its efforts to mitigate and eliminate the consequences of the force majeure event, and shall be liable for performing the delayed and impeded obligations under this Agreement. The Parties agree to use their best efforts to continue to perform this Agreement after the end of the force majeure event.

15.3	If there is a possibility that a force majeure event may occur, as a result of which the performance of this Agreement will be delayed or impeded or will be threatened to be delayed or impeded, relevant Party shall immediately notify the other Parties in writing and provide all relevant materials.

16	Miscellaneous

16.1	The Pledgor or Party B shall not assign their respective rights and obligations under this Agreement to any third party unless the Pledgee agrees in writing in advance. The Pledgor and Party B’s successor or permitted assignee (if any) shall continue to perform their respective obligations under this Agreement. If the Pledgee is changed due to the equity transfer, the Pledgor shall enter into a new equity pledge agreement with contents identical to this Agreement with the new Pledgee and register the new agreement with the competent administration for industry and commerce.

16.2	The amount of Secured Debts determined by the Pledgee on its own when exercising its pledge right over the Pledged Equity pursuant to the provisions of this Agreement shall be the definitive evidence for the Secured Debts under this Agreement.

16.3	The execution, validity, interpretation, performance, revision and termination of this Agreement and dispute settlement in respect hereof shall be governed by the PRC Law.

16.4	Any dispute, controversy or claim arising from, or in connection with, this Agreement or the performance, interpretation, breach, termination or validity of this Agreement shall be settled through friendly negotiation. Such negotiation shall start immediately after one Party to the dispute has delivered to other Parties a written notice for requesting negotiation, in which notice the specific dispute or claims shall be specified.

16.5	If such dispute fails to be settled within thirty (30) days of the delivery of the said notice, either Party shall have the right to submit such dispute to arbitration. The Parties agree to submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The place of the arbitration shall be Shanghai. The arbitral award shall be final and legally binding on the Parties. The arbitration commission shall have the right, in respect of Party B’s equity interests, property interests or other assets, to award to indemnify or compensate the Pledgee against the losses suffered by the Pledgee due to the breach by other Parties of this Agreement or issue relevant injunctive (for the purpose of operation of business or compulsory transfer of assets), or award to dissolve and liquidate Party B. After the arbitral award becomes effective, any Party has the right to apply to the competent court for enforcing the arbitral award.

16.6	During the period of arbitration, except for the disputed matters submitted for arbitration, the Parties hereto shall continue to perform their respective other obligations hereunder.

16.7	Any right, power and remedy granted to a Party under any provisions of this Agreement shall not preclude any other right, power or remedy available to such Party pursuant to laws and other provisions under this Agreement, and the exercise by a Party of its rights, powers and remedies shall not preclude the exercise by such Party of its other rights, powers and remedies.

16.8	No failure or delay by a Party in exercising any of its rights, powers and remedies pursuant to this Agreement or laws (“Such Party’s Rights”) shall be construed as a waiver of Such Party’s Rights, and no single or partial waiver of Such Party’s Rights shall preclude the exercise by such Party of such rights in other way and the exercise of other Such Party’s Rights.

16.9	The headings to Clauses of this Agreement are inserted for index only, and in no event shall be used for, or affect, the interpretation of the provisions of this Agreement.

16.10	Each provision of this Agreement is severable and distinct from the others and, if any one or more provision hereof becomes invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected.

16.11	Upon the unanimous agreement of the Parties hereto and the approval by the shareholders (meeting) of the Pledgee, the Parties hereto may make amendments or supplements to this Agreement and take all necessary steps and actions, at their cost, to make such amendments or supplements legal and effective. If any stock exchange or other regulatory authority proposes any amendment to this Agreement, or any change of relevant listing rules or relevant requirements is applicable to this Agreement, the Parties shall make amendments to this Agreement accordingly.

16.12	This Agreement is drawn up in Chinese in three originals. Each of the Parties shall hold one counterpart.

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(There is no text on this page which is the signature page of the Equity Pledge Agreement.)

Shanghai Fuxi Enterprise Management Consulting Co., Ltd. [Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Peiqing Tian

Peiqing Tian

Signature:	/s/ Peiqing Tian

Shanghai Four Seasons Education and Training Co., Ltd.

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Peiqing Tian